UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, the Board of Directors (the “Board”) of SumTotal Systems, Inc., a Delaware corporation (“SumTotal Systems” or the “Company”), approved and adopted the SumTotal Systems Executive and Management Bonus Plan for 2009 (the “2009 Bonus Plan”) as described below. The 2009 Bonus Plan establishes the criteria for payments of incentive bonuses, if any, to the participants in the 2009 Bonus Plan, including the Company’s section 16 officers. The bonus is based on the achievement of business financials where the targets and bonus are cumulative on a quarter by quarter basis. The 2009 Bonus Plan has four financial components, which each account for 25% of the possible bonus payout: total bookings, cash flow from operations, ResultsOnDemand subscription bookings (learning management systems) and ResultsOnDemand subscription bookings (performance management). If the Company achieves 80% of the target with respect to any of the financial components, then 50% of the bonus for that financial component will be paid and each 1% increase above 80% shall result in a 2.5% increase in the bonus up to 100%, provided that no bonus with respect to any financial component will be paid if the Company does not have positive cash flow. If the Company exceeds 100% in all four financial components, then the payout will be increased up to a maximum of 140% payout at 120% achievement. Payments made pursuant to the 2009 Bonus Plan shall be made 50% in cash and 50% in restricted stock units, which vest immediately.

On February 15, 2009, the Company entered into an Agreement (the “Agreement”) with Ray Villareal, the Company’s former Senior Vice President, Field Operations, in connection with Mr. Villareal’s departure from the Company. The Agreement provides, among other things, that Mr. Villareal will receive (i) separation payments in the aggregate of $202,500; (ii) the earned payout from the fourth quarter of the Company’s 2008 Executive and Management Bonus Plan; (iii) monthly COBRA reimbursements starting on February 1, 2009 for up to six months or until he becomes eligible for health coverage from another company; (iv) full vesting of unvested restricted stock awards totaling 14,250 shares; and (v) full vesting of 33,250 restricted stock units. The Agreement also provides for a release of all claims by Mr. Villareal and various covenants from Mr. Villareal, including not competing with, or soliciting employees and customers from, the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Neil Laird
Neil Laird, Chief Financial Officer

Date: February 19, 2009